                                                                     EXHIBIT 4.4

                          COUNTRYWIDE HOME LOANS, INC.


                                     CUSIP

REGISTERED                                      PRINCIPAL AMOUNT

NO. FL-           MEDIUM-TERM NOTE, SERIES E       $

                                (FLOATING RATE)

                            DUE NINE MONTHS OR MORE
                               FROM DATE OF ISSUE

                 PAYMENT OF THE PRINCIPAL, PREMIUM, IF ANY, AND

              INTEREST ON THIS NOTE IS UNCONDITIONALLY GUARANTEED

                     BY COUNTRYWIDE CREDIT INDUSTRIES, INC.

     IF THE HOLDER OF THIS NOTE IS THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY") OR A NOMINEE OF THE DEPOSITARY, THIS NOTE IS A GLOBAL NOTE AND THE FOLLOWING LEGEND APPLIES:

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ISSUE PRICE:                                REDEMPTION:

                                                 [ ]  NO
ORIGINAL ISSUE DATE:
                                                 [ ]  YES

PRINCIPAL AMOUNT:                                   INITIAL REDEMPTION DATE:


SPECIFIED CURRENCY:                                 INITIAL REDEMPTION PERCENTAGE:


MINIMUM DENOMINATION:                               ANNUAL REDEMPTION PERCENTAGE REDUCTION:

EXCHANGE RATE AGENT:                        REPAYMENT:

                                                 [ ]  NO
BASE RATE(S):
                                                 [ ]  YES

 IF CMT RATE,                                       OPTIONAL REPAYMENT DATE(S):

 DESIGNATED CMT TELERATE PAGE:
                                            STATED MATURITY DATE:
 DESIGNATED CMT MATURITY INDEX:

                                            INITIAL INTEREST RATE:
INDEX MATURITY:

                                            INTEREST RESET DATES:
INTEREST FACTOR CONVENTION:

                                            INTEREST PAYMENT DATES:
SPREAD (plus or minus):

                                            FIXED RATE COMMENCEMENT DATE:
SPREAD MULTIPLIER:

                                            FIXED INTEREST RATE:
MAXIMUM INTEREST RATE:

                                            CALCULATION AGENT:
MINIMUM INTEREST RATE:

                                            OTHER/ADDITIONAL TERMS:
OPTION TO RECEIVE PAYMENT IN U.S.

DOLLARS:

     [ ]  NO

     [ ]  YES

        COUNTRYWIDE HOME LOANS, INC., a New York corporation (the "Company"), for value received, hereby promises to pay to _________________________________
or registered assignees, the principal sum of _______________________________ (_____________) on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date) at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, and such other place or places as may be provided for pursuant to the Indenture referred to below, and to pay interest in arrears at a rate per annum equal to the Initial Interest Rate specified above from the Original Issue Date specified above until the first Interest Reset Date specified above following the Original Issue Date and thereafter, except as specified herein, at a rate determined in accordance with the provisions below under the heading "Determination of Commercial Paper Rate," "Determination of LIBOR," "Determination of Certificate of Deposit Rate," "Determination of Federal Funds Rate," "Determination of Prime Rate," "Determination of Treasury Rate," "Determination of CMT Rate" or "Determination of 11th District Cost of Funds Rate" depending upon whether an applicable Base Rate specified above is the Commercial Paper Rate, LIBOR, the Certificate of Deposit Rate, the Federal Funds Rate, the Prime Rate, the Treasury Rate, the CMT Rate or the 11th District Cost of Funds Rate, respectively, until the principal hereof becomes due and payable. The Company will pay interest on the Interest Payment Dates specified above (each, an "Interest Payment Date"), commencing with the Interest Payment Date next succeeding the Original Issue Date, and on the Stated Maturity Date or, if applicable, any date of earlier redemption (the "Redemption Date") or repayment (the "Repayment Date") (the earliest of the Stated Maturity Date, the Redemption Date and the Repayment Date is hereinafter referred to as the "Maturity Date" with respect to the principal repayable on such date); provided, however, that
                                                       --------  -------
if an Interest Payment Date other than the Maturity Date would fall on a day that is not a Business Day (as defined below), such Interest Payment Date shall be postponed to the next Business Day, except that if interest hereon is determined by reference to LIBOR and such next Business Day falls in the next calendar month, such Interest Payment Date shall be the immediately preceding Business Day; provided, further, that if the Maturity Date falls on a day that
              --------  -------
is not a Business Day, payment of principal, premium, if any, and/or interest to be made on the Maturity Date shall be made on the next Business Day with the same force and effect as if made on the Maturity Date, and no interest on such payment shall accrue to the next Business Day. "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in (i) New York, New York or Los Angeles, California or
(ii) if the Specified Currency specified above is other than U.S. dollars, the Principal Financial Center (as defined below) of the country issuing such Specified Currency, and if interest hereon is determined by reference to LIBOR, such day is also a London Banking Day (as defined below). "Principal Financial Center" means the capital city of the country issuing the related Specified Currency, except that with respect to Australian dollars, Deutsche marks, Dutch guilders, Italian lire, Swiss francs, and European Currency Units ("ECU"), the "Principal Financial Center" shall be Sydney, Frankfurt, Amsterdam, Milan, Zurich and Luxembourg, respectively. "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person (the "Holder") in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the fifteenth day (whether or not a Business Day) immediately preceding such Interest Payment Date (each, a "Record Date"); provided, however,
                                                              --------  -------
that interest payable on the Maturity Date will be payable to the person to whom principal is payable. Unless otherwise specified above, if this Note is originally issued between a Record Date and an Interest Payment Date the first payment of interest on this Note will be made on the Interest Payment Date following the next Record Date to the Holder hereof on such next Record Date.

          Unless otherwise specified above, payment of the principal of, premium, if any, and interest on, this Note due on the Maturity Date will be made in immediately available funds in the Specified Currency, upon presentation and surrender of this Note at the Corporate Trust Office of the Trustee. If the Specified Currency is other than U.S. dollars, this Note must be presented and surrendered to the Trustee referred to below in time for the Trustee to make such payment in accordance with its normal procedures.

          Unless otherwise specified above, payment of interest on this Note due on any Interest Payment Date other than the Maturity Date will be made by mailing a check in the Specified Currency (from an account at a bank located outside the United States if such check is payable in a Specified Currency other than U.S. dollars) to the address of the Holder hereof as such address shall appear in the Security Register (as defined in the Indenture) on the applicable Record Date. Notwithstanding the foregoing, on any Interest Payment Date other than the Maturity Date, each Holder of U.S.$10,000,000 (or the equivalent thereof in a Specified Currency other than U.S. dollars) or more in aggregate principal amount of Notes (whether or not having identical terms and provisions) shall be entitled: (i) if the Specified Currency is U.S. dollars, to receive such payment by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the United States, but only if appropriate wire transfer instructions have been received in writing by the Trustee not later than the Record Date immediately preceding such Interest Payment Date and (ii) if the Specified Currency is other than U.S. dollars, to receive such payment by wire transfer of immediately available funds to an account maintained by the payee with a bank located in a jurisdiction in which payment in such Specified Currency is then lawful. The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer; provided,
          --------
however, that any tax, assessment or other governmental charge imposed upon
- -------
payments shall be borne by the Holder hereby in respect of which payments are made.

          All payments of principal, premium, if any, and interest, in respect of this Note will be made by the Company in the Specified Currency; provided,
                                                                    --------
however, that if the Specified Currency specified above is other than U.S.
- -------
dollars, the Holder hereof may, if indicated above under "Option to Receive Payment in U.S. Dollars," elect to receive all payments of principal, premium, if any, and/or interest in respect of this Note in U.S. dollars by delivering a written request to the Trustee not later than the close of business on the Record Date immediately preceding the Interest Payment Date or the fifteenth day immediately preceding the Maturity Date, as the case may be. Upon such election by the Holder hereof, the Company shall tender payment in U.S. dollars at the Exchange Rate (as defined below), and any costs associated with the conversion of the Specified Currency into U.S. dollars shall be borne by the Holder hereof through deductions from such payments. The Holder's election to receive payments in U.S. dollars will remain in effect until revoked by written notice from the Holder to the Trustee, provided that any such revocation must be received by the Trustee not later than the close of business on the Record Date immediately preceding the Interest Payment Date or the fifteenth day immediately preceding the Maturity Date, as the case may be.

          Unless otherwise specified above or elsewhere herein, "Exchange Rate" means, with respect to a Specified Currency other than ECU, the noon Dollar buying rate for such Specified Currency for cable transfers quoted by the Exchange Rate Agent specified above in The City of New York on the Record Date or Special Record Date (as defined below) or the fifteenth day immediately preceding the Maturity Date or such other date provided herein or in the Indenture, as the case may be, as certified for customs purposes by the Federal Reserve Bank of New York. With respect to ECU, "Exchange Rate" means the exchange rate between U.S. dollars and ECU reported by the Council of the European Communities on the applicable Record Date or Special Record Date with respect to an Interest Payment Date or the fifteenth day immediately preceding the Maturity Date or such other date as provided herein or in the Indenture, as the case may be.

          If any payment of principal, premium, if any, or interest on this Note is to be made in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making such payment due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder hereof by making such payment in U.S. dollars on the basis of the Exchange Rate referred to below two Business Days prior to the Interest Payment Date or the Maturity Date, as the case may be (or, if no rate is quoted for such Specified Currency on such date, the last date such Exchange Rate is quoted). Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default under the Indenture. For purposes of this paragraph and the immediately succeeding paragraph, the "Exchange Rate" for a foreign currency or ECU will be the noon Dollar selling rate for that foreign currency or ECU for cable transfers quoted by the Exchange Rate Agent in The City of New York, as certified for customs purposes by the Federal Reserve Bank of New York.

          If payment on this Note is required to be made in ECU and ECU is unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, or is no longer used in the European Monetary System, all payments due on that due date with respect to this Note shall be made in U.S. dollars. The amount so payable on any date in ECU shall be converted into U.S. dollars, at a rate determined by the Exchange Rate Agent as of the second Business Day prior to the date on which such payment is due on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts which were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S dollar equivalent of each of the Components shall be determined by the Exchange Rate Agent on the basis of the most recently available Exchange Rate.

          If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies (in appropriate proportions) the sum of which shall be equal to the amount of the former component currency.

          All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion (except to the extent expressly provided that any determination is subject to approval) and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Holder of this Note and the Exchange Rate Agent shall have no liability therefor.

          Any interest not punctually paid or duly provided for with respect to this Note ("Defaulted Interest") will forthwith cease to be payable to the Holder of this Note on the applicable Record Date and may either be paid to the person in whose name this Note is registered at the close of business on a special record date (the "Special Record

Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely provided in the Indenture.

          This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (collectively, the "Debt Securities"), of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture, dated as of January 1, 1992, as amended, supplemented or modified from time to time, including Supplemental Indenture No. 1 thereto, dated as of June 15, below), and The Bank of New York, as trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a description of the respective rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Notes. The Debt Securities may be issued in one or more series, which different series (and which Debt Securities issued within each series) may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates or formulas, may be subject to different redemption or repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, and may otherwise vary as provided in the Indenture. This Note is one of a series designated as "Medium-Term Notes, Series E, Due Nine Months or More From Date of Issue" of the Company (collectively, the "Notes"), limited in aggregate issue amount to U.S.$1,000,000,000 or the equivalent thereof in one or more Specified Currencies other than U.S. dollars.

          The interest payable hereon on each Interest Payment Date will include interest accrued from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Original Issue Date, as the case may be, to, but excluding, the applicable Interest Payment Date or the Maturity Date, as the case may be (each, an "Interest Period"). Accrued interest will be calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the Interest Period for which accrued interest is being calculated. The interest factor for each such day shall be computed by dividing the interest rate applicable to such day by 360 if an applicable Base Rate is the Commercial Paper Rate, LIBOR, Certificate of Deposit Rate, Federal Funds Rate, Prime Rate or 11th District Cost of Funds Rate or by the actual number of days in the year if an applicable Base Rate is the Treasury Rate or CMT Rate. If more than one Base Rate is applicable to this Note, the interest factor will be calculated in the same manner as if only the Base Rate specified above under "Interest Factor Convention" applied.

          This Note will bear interest at the rate determined in accordance with the provisions set forth below by reference to the applicable Base Rate, or the lowest, highest or average of two or more Base Rates, as specified above, based on the Index Maturity, if any, specified above (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any, in each case specified above. Commencing with the first Interest Reset Date specified above, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date; provided, however, that (i) the interest rate in effect for
                     --------  -------
the period, if any, from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate and (ii) if a Fixed Rate Commencement Date is specified above, the interest rate in effect for the period commencing on the Fixed Rate Commencement Date to the Maturity Date shall be the Fixed Interest Rate specified above or, if no Fixed Interest Rate is specified above, the interest rate in effect on the day immediately preceding the Fixed Rate Commencement Date.

          Except as set forth in the immediately preceding paragraph, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next Business Day, except that if interest hereon is determined by reference to LIBOR and such next Business Day falls in the next calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

          Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. In addition, the interest rate hereon shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

          Subject to applicable provisions of law and except as specified herein, on each applicable Interest Reset Date the rate of interest will be calculated by the Calculation Agent specified below in accordance with the provisions of the applicable heading below.

          Determination of Commercial Paper Rate.  If an applicable Base Rate is
          --------------------------------------
the Commercial Paper Rate, the "Commercial Paper Rate" for each applicable Interest Reset Date will be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified above as published by the Board of Governors of the

Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication ("H.15(519)"), under the heading "Commercial Paper." In the event that such rate is not published prior to 3:00 P.M., New York City time, on the relevant Calculation Date (as defined below), then the Commercial Paper Rate shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 P.M. Quotations for U.S. Government Securities" ("Composite Quotations") under the heading "Commercial Paper." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate shall be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 A.M., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper of the specified Index Maturity, placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided,
                                                                     --------
however, that if the dealers selected as aforesaid by the Calculation Agent
- -------
are not quoting offered rates as mentioned in this sentence, the Commercial Paper Rate for such Interest Reset Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Determination Date.

          "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

              Money Market Yield =      D x 360      x 100
                                   -----------------
                                     360 - (D x M)

          where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the Interest Period for which interest is being calculated corresponding to the Index Maturity specified above.

          Determination of LIBOR.  If an applicable Base Rate is LIBOR, "LIBOR"
          ----------------------
for each applicable Interest Reset Date will be determined by the Calculation Agent as follows:

          (i) If "LIBOR Reuters" is specified above, on the second London Banking Day prior to the applicable Interest Reset Date (a "LIBOR Determination Date"), the Calculation Agent will determine LIBOR as the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified above which appear on the "Reuters Screen LIBO Page" at approximately 11:00 A.M., London time, on such LIBOR Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO Page on that service for the purpose of displaying London interbank offered rates of major banks).

          If "LIBOR Telerate" is specified above or if no other method for determining LIBOR is provided for, on the LIBOR Determination Date, the Calculation Agent will determine LIBOR as the rate for deposits in U.S. dollars for the period of the Index Maturity specified above which appears on "Telerate Page 3750" at approximately 11:00 A.M., London time, on such LIBOR Determination Date. "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace such page on that service for the purpose of displaying London interbank offered rates of major banks).

          (ii) If LIBOR Reuters is specified on the face hereof and if fewer than two offered rates for the applicable Index Maturity appear on the Reuters Screen LIBO Page or if LIBOR Telerate is applicable for determining LIBOR and no rate appears on Telerate Page 3750, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of the Index Maturity specified above commencing on the second London Banking Day following such LIBOR Determination Date to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than U.S.$1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Determination Date will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent (after consultation with the Company) at approximately 11:00 A.M., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the Index Maturity specified above commencing on the second London Banking Day following such LIBOR Determination Date and in the principal amount equal to an amount of not less than U.S.$1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if fewer than three banks selected
                     --------  -------
as aforesaid by the Calculation Agent are quoting rates as mentioned in this sentence, LIBOR in effect for such Interest Reset Date will be LIBOR in effect on such LIBOR Determination Date.

          Determination of Certificate of Deposit Rate.  If an applicable Base
          --------------------------------------------
Rate is the Certificate of Deposit Rate, the "Certificate of Deposit Rate" for each applicable Interest Reset Date shall be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a "CD Rate Determination Date") and will be the rate for negotiable certificates of deposit having the Index Maturity specified above, as published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such CD Rate Determination Date, then the Certificate of Deposit Rate will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity specified above as published in Composite Quotations under the heading "Certificates of Deposit." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Certificate of Deposit Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Determination Date of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable certificates of deposit of major United States money center banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified above in a denomination of U.S.$5,000,000; provided, however, that if the dealers selected as aforesaid by
                --------  -------
such Calculation Agent are not quoting offered rates as mentioned in this sentence, the Certificate of Deposit Rate for such Interest Reset Date will be the Certificate of Deposit Rate in effect on such CD Rate Determination Date.

          Determination of Federal Funds Rate.  If an applicable Base Rate is
          -----------------------------------
the Federal Funds Rate, the "Federal Funds Rate" for each applicable Interest Reset Date will be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a "Federal Funds Rate Determination Date") and shall be the rate on such Federal Funds Rate Determination Date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)." In the event that such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Determination Date, the Federal Funds Rate shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If by 3:00 P.M., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Federal Funds Rate will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for transactions in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent as of 9:00 A.M., New York City time, on such Federal Funds Rate Determination Date; provided, however, that if the three brokers selected as
                    --------  -------
aforesaid by the Calculation Agent are not quoting rates as mentioned in this sentence, the Federal Funds Rate for such Interest Reset Date will be the Federal Funds Rate in effect on such Federal Funds Rate Determination Date.

          Determination of Prime Rate.  If an applicable Base Rate is the Prime
          ---------------------------
Rate, the "Prime Rate" for each applicable Interest Reset Date will be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (a

"Prime Rate Determination Date") and shall be the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the Calculation Date pertaining to such Prime Rate Determination Date, then the Calculation Agent shall determine the Prime Rate as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the "Reuters Screen USPRIME1 Page" as such bank's prime rate or base lending rate as in effect for such Prime Rate Determination Date. "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuter Monitor Money Rates Service (or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks). If fewer than four such rates but more than one such rate appear on the Reuters Screen USPRIME1 Page for such Prime Rate Determination Date, the Calculation Agent shall determine the Prime Rate as the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business in The City of New York on such Prime Rate Determination Date by three major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen USPRIME1 Page, the Calculation Agent will determine the Prime Rate as the arithmetic mean on the basis of the prime rates quoted as of the close of business in The City of New York on such Prime Rate Determination Date by three substitute banks or trust companies that are organized and doing business under the laws of the United States or any state thereof, have total equity capital of at least U.S.$1,000,000 and are subject to supervision or examination by Federal or state authorities; provided, however, that if fewer
                                             --------  -------
than three such substitute banks or trust companies are quoting prime rates as mentioned in this sentence, the Prime Rate for such Interest Reset Date will be the Prime Rate in effect on such Prime Rate Determination Date.

          Determination of Treasury Rate.  If an applicable Base Rate is the
          ------------------------------
Treasury Rate, the "Treasury Rate" with respect to any Treasury Rate Determination Date (as defined below) will be the rate for the auction held on such Treasury Rate Determination Date of direct obligations of the United States ("Treasury bills") having the Index Maturity specified above as published in H.15(519) under the heading "Treasury bills--auction average (investment)" or, if not so published by 9:00 A.M., New York City time, on the Calculation Date pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the Index Maturity specified above are not published or reported as provided above by 3:00 P.M., New York City time, on such Calculation Date or if no such auction is held on the Treasury Rate Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified above, provided,
                                                                  ---------
however, that if the dealers selected as aforesaid by the Calculation Agent are
- -------
not quoting bid rates as mentioned in this sentence, the Treasury Rate for such Interest Reset Date will be the Treasury Rate in effect on such Treasury Rate Determination Date.

          The "Treasury Rate Determination Date" shall be the day of the week in which the applicable Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday; provided, however, that if such auction
                                        --------  -------
is held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Date occurring in the next week; and, provided further, that if an auction falls on an Interest Reset Date,
           -------- -------
then such Interest Reset Date will be the first Business Day following such auction.

          Determination of CMT Rate.  If an applicable Base Rate is the CMT
          -------------------------
Rate, the "CMT Rate" for each applicable Interest Reset Date will be determined by the Calculation Agent as of the second Business Day prior to such Interest Reset Date (the "CMT Rate Determination Date") and will be the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities ... Federal Reserve Board Release H.15 ... Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7055, the rate on such CMT Rate Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the week or the month, as applicable, ended immediately preceding the week in which the applicable CMT Rate Determination Date occurs. If such rate is no longer displayed on the relevant page, or if not displayed by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Rate Determination Date, then the CMT Rate for such CMT Rate Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published in the relevant H.15(519), or if not published by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Rate Determination Date, then the CMT Rate for such CMT Rate Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the

Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the Calculation Date pertaining to such CMT Rate Determination Date, then the CMT Rate for such CMT Rate Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent cannot obtain three such Treasury Note quotations, the CMT Rate for such CMT Rate Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S.$1,000. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than
                                          --------  -------
three Reference Dealers selected by the Calculation Agent are quoting as described herein, the CMT Rate for such Interest Reset Date will be the CMT Rate in effect on such CMT Rate Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity will be used.

          "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service on the page specified above (or any other page as may replace such page on that service for the purpose of displaying Treasury Constant Maturities as published in H.15(519)), for the purpose of displaying Treasury Constant Maturities as published in

H.15(519). If no such page is specified above, the Designated CMT Telerate Page shall be 7052, for the most recent week.

          "Designated CMT Maturity Index" means the original period to maturity of the Treasury Notes (either one, two, three, five, seven, ten, twenty or thirty years) specified above with respect to which the CMT Rate will be calculated. If no such maturity is specified above, the Designated CMT Maturity Index shall be two years.

          Determination of 11th District Cost of Funds Rate.  If an applicable
          -------------------------------------------------
Base Rate is the 11th District Cost of Funds Rate, the "11th District Cost of Funds Rate" for each applicable Interest Reset Date will be determined by the Calculation Agent as of the last Business Day of the month prior to such Interest Reset Date (the "11th District Rate Determination Date") and will be the rate equal to the monthly weighted average cost of funds for the calendar month preceding such 11th District Rate Determination Date as set forth under the caption "11th District" on Telerate Page 7058 as of 11:00 A.M., San Francisco time, on such 11th District Rate Determination Date. If such rate does not appear on Telerate Page 7058 on any related 11th District Rate Determination Date, the 11th District Cost of Funds Rate for such 11th District Rate Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced by the Federal Home Loan Bank ("FHLB") of San Francisco as such cost of funds for the calendar month preceding the date of such announcement. If the FHLB of San Francisco fails to announce such rate for the calendar month immediately preceding such 11th District Rate Determination Date, then the 11th District Cost of Funds Rate for such Interest Reset Date will be the 11th District Cost of Funds Rate in effect on such 11th District Rate Determination Date.

          The "Interest Determination Date" means the Commercial Paper Rate Determination Date, the LIBOR Determination Date, the CD Rate Determination Date, the Federal Funds Rate Determination Date, the Prime Rate Determination Date, the Treasury Rate Determination Date, the CMT Rate Determination Date or the 11th District Rate Determination Date, as the case may be. If interest hereon is determined by reference to two or more Base Rates, the "Interest Determination Date" means the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Base Rate shall be determinable. Each Base Rate shall be determined and compared as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

          The Bank of New York shall be the Calculation Agent, unless a different Calculation Agent is specified above. At the request of the Holder hereof, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date.

          The "Calculation Date," if applicable, pertaining to any Interest Determination Date will be earlier of (i) the 10th calendar day after such Interest Determination Date or, if such day is not a Business Day, the next Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be.


          If an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof (or, if this Note is an Original Issue Discount Security (as defined below), the Amortized Face Amount (as defined below)) and accrued but unpaid interest (or, if this Note is an Original Issue Discount Security, any accrued but unpaid interest but only to the extent such interest would constitute qualified stated interest within the meaning of Treasury Regulation Section 1.1273-1(c) under the Internal Revenue Code of 1986, as amended (the "Code"), as in effect on _____ __, 1996), may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the Holders of a majority in aggregate principal amount of the Debt Securities at the time outstanding of each series to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders of the Debt Securities; provided, however, that no
                                                  --------  -------
such supplemental indenture shall, without the consent of the Holder of each outstanding Debt Security affected thereby: (i) except as otherwise permitted in the Indenture in connection with Debt Securities for which the Stated Maturity is extendible, change the Stated Maturity of the principal of, or any installment of interest on, any such Debt Security; (ii) reduce the principal amount of any such Debt Security or, except as otherwise permitted in the Indenture in connection with Debt Securities for which the interest rate may be reset, the interest thereon or any premium payable upon the redemption or repayment thereof; (iii) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof; (iv) adversely affect any right of repayment at the option of the Holder of any such Debt Security; (v) reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Debt Security; (vi) change any Place of Payment, or the currency or currency unit of the payment of the principal of, premium, if any, or interest on any Debt Security; (vii) change or eliminate certain rights of Holders to receive payment in a designated currency; (viii) impair the right to institute suit for the enforcement of any required payment on or with respect to any Debt Security; (ix) reduce the percentage in aggregate principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the

Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (x) modify certain other provisions of the Indenture; or (xi) modify or affect in any manner adverse to the Holders the terms and the conditions of the obligations of the Guarantor in respect of the due and punctual payment of principal, or premium, if any, or interest on, the Debt Securities. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Debt Securities of any series, the Holders of a majority in aggregate principal amount of the Debt Securities of such series at the time outstanding may on behalf of the Holders of all of the Debt Securities of such series waive any past default or Event of Default and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any Debt Security of such series or in respect of certain other covenants or provisions of the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not any notation of such consent or waiver is made upon this Note or such other Notes.

          The Guarantor, or a Subsidiary thereof, may directly assume, by a supplemental indenture, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Debt Securities, in which case the Company shall be released from its liability as obligor on the Debt Securities.

          No reference herein to the Indenture and no reference to any provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Note at the places, at the respective times, at the rate and in the currency herein prescribed.

          The Notes are issuable in registered form without coupons in the minimum denomination of U.S.$1,000, or the equivalent thereof in the Specified Currency (if other than U.S. dollars), and in integral multiples of U.S.$1,000 in excess thereof, or the equivalent thereof in such Specified Currency, or such other Minimum Denomination as specified on the face hereof. Notes may be exchanged by the Holder hereof, without charge except for any tax, assessment or other governmental charge imposed in connection therewith, for a like aggregate principal amount of Notes of other authorized denominations in the manner and subject to the limitations provided in the Indenture at the Corporate Trust Office of the Trustee.

          If this Note is subject to Optional Redemption as specified above, the Company may at its option, redeem this Note in whole or, from time to time, in part in increments of U.S.$1,000 (provided that any remaining principal amount hereof shall not be less than the minimum denomination, as described above) on or after the Initial Redemption Date specified above at the sum of (i) 100% of the unpaid principal amount hereof or the portion thereof redeemed (or, if this Note is an Original Issue Discount

Security, the Amortized Face Amount, or portion thereof, determined as of the Redemption Date as provided below), plus (ii) the Initial Redemption Percentage specified above (as adjusted for the Annual Redemption Percentage Reduction, if applicable) multiplied by the unpaid principal amount or the portion thereof redeemed (or, if this Note is an Original Issue Discount Security, the Issue Price specified above, net of any portion of such Issue Price which has been deemed paid prior to redemption (by reason of any payments, other than a payment of qualified stated interest, in excess of the original issue discount accrued to the date of such payment), or the portion of such Issue Price (or such net amount) proportionate to the portion of the unpaid principal amount of the Note redeemed), plus (iii) accrued but unpaid interest to the Redemption Date (or, if this Note is an Original Issue Discount Security, any accrued but unpaid interest to the Redemption Date but only to the extent such interest would constitute qualified stated interest within the meaning of Treasury Regulation
Section 1.1273-1(c) under the Code). Such Initial Redemption Percentage shall decline at each anniversary of the Initial Redemption Date by an amount equal to the Annual Redemption Percentage Reduction, if any, specified above, until the Initial Redemption Percentage equals zero percent. The Company may exercise such option by causing the Trustee to mail a notice of such redemption to the Holder hereof not less than 30 but not more than 60 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Notes with like tenor and terms to this Note are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

          An "Original Issue Discount Security" means any Note that has been issued at an Issue Price lower, by an amount that equals or exceeds a de minimis
                                                                      -- -------
amount (as determined under United States Federal income tax rules applicable to original issue discount instruments), than the principal amount thereof. If this Note is an Original Issue Discount Note, the "Amortized Face Amount" of this Note shall be the amount equal to the sum of (a) the Issue Price plus (b) the aggregate of the portions of the original issue discount (the excess of the amounts considered as part of the "stated redemption price at maturity" of this Note within the meaning of Section 1273(a)(2) of the Code, whether denominated as principal or interest, over the Issue Price of this Note) which shall theretofore have accrued pursuant to Section 1272 of the Code (without regard to Section 1272(a)(7) of the Code) from the Original Issue Date of this Note to the date of determination, minus (c) any amount considered as part of the "stated redemption price at maturity" of this Note which has been paid on this Note from the Original Issue Date to the date of determination.

          If this Note is subject to Optional Repayment as specified above, the Holder hereof may at its option require the Company to repay this Note in whole or from time to time in part in increments of U.S.$1,000 or the minimum denomination specified above (provided that any remaining principal amount hereof shall not be less than the minimum denomination, as described above) on any Optional Repayment Date specified above at the sum of (i) 100% of the unpaid principal amount hereof or the portion to be repaid thereof (or if this Note is an Original Issue Discount Security, 100% of the Amortized Face Amount, or portion thereof to be repaid, determined as of the Repayment Date), plus (ii) accrued but unpaid interest to the Repayment Date (or, if this Note is an Original Issue Discount Security, any accrued but unpaid interest to the Repayment Date but only to the extent such interest would constitute qualified stated interest within the meaning of Treasury Regulation
Section 1.1273-1(c) under the Code). In order for this Note to be repaid, this Note must be received, together with the form entitled "Option to Elect Repayment" duly completed, by the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders of the Notes) not more than 60 nor less than 30 days prior to the Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable, except as otherwise provided above.

          Prior to due presentment of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor, or the Trustee may treat the Holder hereof as the owner of this Note, for the purpose of receiving payment of the principal hereof and premium, if any, and interest hereon and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent of the Company, the Guarantor, or the Trustee shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of, or premium, if any, or interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer, director or employee, as such, past, present, or future, of the Company or the Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          All terms used but not defined in this Note shall have the meanings assigned to them in the Indenture.

          The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

          This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by or on behalf of the Trustee under the Indenture.

IN WITNESS WHEREOF, Countrywide Home Loans, Inc. has caused this instrument to be signed in its name by the facsimile signatures of its duly authorized officers, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.


Date:                            COUNTRYWIDE HOME LOANS, INC.


         [SEAL]
                                 By:________________________________
                                        President



Attest:__________________________
              Secretary

                                   GUARANTEE
                                       OF
                      COUNTRYWIDE CREDIT INDUSTRIES, INC.

          For value received, Countrywide Credit Industries, Inc., a corporation duly organized and existing under the laws of Delaware (the "Guarantor"), hereby unconditionally guarantees to the Holder of the Note upon which this Guarantee is endorsed the due and punctual payment of the principal of, and premium, if any, and interest on, and sinking fund payments, if any, required with respect to said Note, when and as the same shall become due and payable, whether on the Stated Maturity Date, by acceleration, redemption or repayment or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of Countrywide Home Loans, Inc. (the "Company") punctually to pay any such principal, premium, interest, or sinking fund payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether on the Stated Maturity Date, by acceleration, redemption or repayment, or otherwise, and as if such payment were made by the Company.

          The Guarantor hereby agrees that its obligations hereunder shall be as principal and not merely as surety, and shall be absolute, irrevocable and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of said Note or said Indenture, any failure to enforce the provisions of said Note or said Indenture, or any waiver, modification, consent or indulgence granted to the Company with respect thereto, by the Holder of said Note or the Trustee under said Indenture, the recovery of any judgment against the Company or any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to said Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, and premium, if any, and interest on, or any sinking fund payment required with respect to, said Note and the complete performance of all other obligations contained in said Note.

          The Guarantor shall be subrogated to all rights of the Holder of said Note against the Company in respect of any amounts paid to such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that
                                                        --------  -------
the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, and premium, if any, and interest on, and any sinking fund payments required with respect to, all Notes of this series issued under said Indenture shall have been paid in full and its other obligations under said Indenture completed.

          The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee and to constitute the valid obligation of the Guarantor have been done and performed and have happened in due compliance with all applicable laws.

          This Guarantee as endorsed on said Note shall not be entitled to any benefit under said Indenture or become valid or obligatory for any purpose until the certificate of authentication on said Note shall have been signed manually by or on behalf of the Trustee under said Indenture.

          This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed in facsimile by its duly authorized officer under its corporate seal.



                                    COUNTRYWIDE CREDIT INDUSTRIES, INC.



                                    By:__________________________________
                                            Vice Chairman and Executive
                                                  Vice President


Attest:_____________________________
              Secretary


                         CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

                                    THE BANK OF NEW YORK,
                                    as Trustee


Date:                               By:_________________________________
                                                Authorized Officer

                           OPTION TO ELECT REPAYMENT

          The undersigned hereby irrevocably requests and instructs the Company to repay this Note, or portion thereof specified below, in accordance with the terms of this Note at a price equal to the principal amount thereof, or portion thereof to be repaid (or if this Note, is an Original Issue Discount Security, 100% of the Amortized Face Amount, or portion thereof to be repaid, determined as of the Repayment Date), together with accrued but unpaid interest to the Repayment Date (or, if this Note is an Original Issue Discount Security, any accrued but unpaid interest to the Repayment Date but only to the extent such interest would constitute qualified stated interest within the meaning of Treasury Regulation Section 1.1273-1(c) under the Code), by payment to the undersigned at
________________________________________________________________________________

________________________________________________________________________________
          (Please print or typewrite name and address, including zip code, of the undersigned).

          In order for this Note to be repaid, the Trustee must receive at its Corporate Trust Office at 101 Barclay Street, New York, New York 10286, or at such other place or places of which the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to the Repayment Date, this Note with this Option to Elect Repayment form duly completed.


          If less than the entire principal amount, or Amortized Face Amount, as applicable, of this Note is to be repaid, specify the portion hereof (which shall be in increments of U.S.$1,000 or other increments specified above) to be repaid: ______________.


          If less than the entire principal amount ,or Amortized Face Amount, as applicable, of this Note is to be repaid, specify the denomination(s) of the Note(s) to be issued for the unpaid amount (which shall be U.S.$1,000 or increments of U.S.$1,000 in excess thereof, or such other minimum denomination specified above):______________.

Date:

                                 _______________________________________________
                                 Note: The signature on this Option to Elect
                                 Repayment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement, or any change whatsoever.

                                   ASSIGNMENT


FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE

- ------------------------------

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Please Print or Typewrite Name and Address Including Zip Code of Assignee


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the within Note and all rights thereunder, hereby irrevocably constituting and appointing


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to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:  ____________________  Signature:________________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement, or any change whatsoever.